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EXHIBIT (n)(1)

                               MULTIPLE CLASS PLAN
                         FOR AMERICAN PERFORMANCE FUNDS

     This constitutes a MULTIPLE CLASS PLAN (the "Plan") of the American Performance Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan describes each class of the Trust's units of beneficial interest offered by one or more series of the Trust (each a "Fund" and collectively the "Funds").

     WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

     WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

     NOW, THEREFORE, the Trust designates the Plan as follows:

     1. Designation of Classes. The Trust shall offer its units of beneficial interest ("Shares") in five classes: Select Shares, Institutional Shares, Service Shares, No-Load Investor Shares and Administrative Shares.

     2. Purchases. Each class shall be distributed pursuant to procedures and subject to such investment minimums and other conditions of eligibility as are set forth in the Trust's current Registration Statement. Service Shares, Administrative Shares and No-Load Investor Shares are distributed through the distribution channels/arrangements where a Rule 12b-1 fee is required. Often these will include retail broker-dealers, fund platforms, and bank trust departments, on behalf of non-discretionary trust accounts. Select Shares and Institutional Shares are distributed through distribution channels/arrangements where no Rule 12b-1 fees are required. Often these will include certain fee-only registered investment advisers and bank trust departments, on behalf of discretionary trust accounts.

     3. Distribution and Shareholder Services Fee.

Select Shares

     Select Shares are not subject to a distribution and shareholder services fee.

Institutional Shares

     Institutional Shares are not subject to a distribution and shareholder services fee.

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Service Shares

     Service Shares are subject to a distribution and shareholder services fee assessed in accordance with the distribution and shareholder services plan adopted by the Trust (the "Distribution Plan").

No-Load Investor Shares

     No-Load Investor Shares are subject to a distribution and shareholder services fee assessed in accordance with the Distribution Plan.

Administrative Shares

     Administrative Shares are subject to a distribution and shareholder services fee assessed in accordance with the Distribution Plan.

     4. Shareholder Servicing Fee

Select Shares

     Select Shares are subject to a shareholder services fee assessed in accordance with the shareholder services plan adopted by the Trust (the "Shareholder Services Plan").

Institutional Shares

     Institutional Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan.

Service Shares

     Service Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan.

No-Load Investor Shares

     No-Load Investor Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan.

Administrative Shares

     Administrative Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan.

     5. Exchanges

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Select Shares

     Select Shares of a Fund may be exchanged for Select Shares of another Fund. Select Shares may also be exchanged for Institutional Shares, Service Shares, No-Load Investor Shares and Administrative Shares if the Shareholder at the time of exchange would no longer be eligible to purchase Select Shares, but would be eligible to purchase such other Shares.

Institutional Shares

     Institutional Shares of a Fund may be exchanged for Institutional Shares of another Fund. Institutional Shares may also be exchanged for Service Shares, No-Load Investor Shares and Administrative Shares if the Shareholder at the time of the exchange would no longer be eligible to purchase Institutional Shares, but would be eligible to purchase such other Shares. Institutional Shares may be exchanged for Select Shares only if the Shareholder is at the time of the exchange eligible to purchase Select Shares.

Service Shares

     Service Shares of a Fund may be exchanged for Service Shares of another Fund. Service Shares may also be exchanged for No-Load Investor Shares and Administrative Shares, if the Shareholder at the time of the exchange would no longer be eligible to purchase Service Shares, but would be eligible to purchase such other Shares. Service Shares may be exchanged for Select Shares or Institutional Shares only if the Shareholder is at the time of the exchange eligible to purchase such other Shares.

No-Load Investor Shares

     No-Load Investor Shares may be exchanged for No-Load Investor Shares of another Fund and Administrative Shares of another Fund. No-Load Investor Shares may be exchanged for Select Shares, Institutional Shares or Service Shares only if the Shareholder is at the time of the exchange eligible to purchase such other Shares.

Administrative Shares

     Administrative Shares of a Fund may be exchanged for Administrative Shares of another Fund and No-Load Investor Shares of another Fund. Administrative Shares may be exchanged for Select Shares, Institutional Shares and Service Shares only if the Shareholder is at the time of the exchange eligible to purchase such other Shares.

     6. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the

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interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

     7. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

     8. Dividends. The amount of dividends payable on Select Shares may be more than the dividends payable on Institutional Shares, Service Shares, No-Load Investor Shares and Administrative Shares, because of the fees charged to the Institutional Shares, Service Shares, No-Load Investor Shares and Administrative Shares pursuant to the Shareholder Servicing Plan. The amount of dividends payable on Institutional Shares may be more than the dividends payable on Service Shares, No-Load Investor Shares and Administrative Shares because of the fees charged to the Service Shares, No-Load Investor Shares and Administrative Shares pursuant to the Shareholder Servicing Plan. The amount of dividends payable on Service Shares and No-Load Investor Shares may be more than the dividends payable on Administrative Shares because of the fees charged to the Administrative Shares pursuant to the Shareholder Servicing Plan.

     9. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

     10. The names "American Performance Funds" and "Trustees of American Performance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated August 20, 1990, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of American Performance Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

Approved by the Board of Trustees on October 30, 2006, to be effective January 1, 2007.

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                                                      As Revised January 1, 2007

                                    EXHIBIT A
                           to the Multiple Class Plan
                             adopted January 1, 2007

                             No-Load Investor Shares
                              Institutional Shares
                              Administrative Shares
                                  Select Shares
                                 Service Shares

     Each of the portfolios of the American Performance Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the No-Load Investor Shares, the Institutional Shares, Administrative Shares, Service Shares and Select Shares of such portfolio as indicated:

Short Term Bond Fund
   No-Load Investor Shares
   Institutional Shares

Bond Fund
   No-Load Investor Shares
   Institutional Shares

Balanced Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Tax-Efficient Mid Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Large Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Small Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

Cash Management Fund
   Institutional Shares
   Administrative Shares
   Service Shares
   Select Shares

Intermediate Bond Fund
   No-Load Investor Shares
   Institutional Shares

Intermediate Tax-Free Bond Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Tax-Efficient Large Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Tax-Efficient Small Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Mid Cap Equity Fund
   No-Load Investor Shares
   Institutional Shares

U.S. Treasury Fund
   Institutional Shares
   Administrative Shares
   Service Shares
   Select Shares

Tax-Free Money Market Fund
   Institutional Shares
   Administrative Shares
   Service Shares
   Select Shares